SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 28, 2004

SUNOCO, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-6841	23-1743282
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

Ten Penn Center, 1801 Market Street, Philadelphia, PA	19103-1699
(Address of principal executive offices)	(Zip Code)

(215) 977-3000

(Registrant’s telephone number, including area code)

Item 2.	Acquisition or Disposition of Assets.

Effective January 13, 2004, Sunoco, Inc. (“Sunoco”) purchased certain crude oil refining assets and other assets from El Paso Corporation (“El Paso”), pursuant to an Asset Sale Agreement dated December 22, 2003, by and among Coastal Eagle Point Oil Company, Coastal Pipeline Company, and El Paso Merchant Energy—Petroleum Company, as Sellers, and Sunoco, Inc. (R&M) as the Buyer. Sunoco, Inc. (R&M) is a wholly-owned, direct subsidiary of Sunoco. This transaction was disclosed previously on a Current Report furnished under Item 9 of Form 8-K, dated January 14, 2004.

The acquired assets include, among other things, the 150 thousand barrels-per-day Eagle Point refinery located in Westville, NJ, together with related pipeline and other logistics assets and associated real and personal property rights and other interests. Sunoco intends to continue to use the acquired assets for the same purposes for which they were used prior to the acquisition. Sunoco also intends to make certain pipeline and other logistics assets associated with the refinery available for sale to Sunoco Logistics Partners L.P. a master-limited partnership that is 75 percent owned by Sunoco. Sunoco also executed an option to purchase El Paso’s share of the Harbor pipeline, which connects the refinery to regional distribution systems.

The purchase price was $111 million, plus certain assumed liabilities and approximately $138 million for inventory. This price was determined as a result of arm’s-length negotiations. The purchase of the acquired assets was funded from available cash. The purchase price will be allocated to the assets acquired, and liabilities assumed, based on their relative estimated fair market values at the acquisition date. The foregoing description of the acquisition is qualified in its entirety by reference to the text of the Asset Sale Agreement, filed as an exhibit to this Form 8-K.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Business Acquired

It is impracticable to provide the financial statements of the business acquired at the time of this filing. The required financial statements will be filed by amendment as soon as practicable, but in any event not later than 60 days after the date this Report must be filed.

(b)	Pro Forma Financial Information

It is impracticable to provide the pro forma financial information pertaining to the business acquired at the time of this filing. The required pro forma financial information will be filed by amendment as soon as practicable, but in any event not later than 60 days after the date this Report must be filed.

(c)	Exhibits

2.1	Asset Sale Agreement (the “Asset Sale Agreement”), dated December 22, 2003, by and among Coastal Eagle Point Oil Company, Coastal Pipeline Company, and El Paso Merchant Energy—Petroleum Company, as Sellers, and Sunoco, Inc. (R&M) as the Buyer.

2.2	List of Schedules and Exhibits to Asset Sale Agreement omitted from this filing. Registrant hereby undertakes, pursuant to Regulation S-K Item 601(2) to furnish any such schedules and exhibits to the SEC supplementally upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNOCO, INC.

BY	/s/ JOSEPH P. KROTT
Joseph P. Krott Comptroller (Principal Accounting Officer)

DATE	January 28, 2004

EXHIBIT INDEX

Exhibit Number	Exhibit

2.1	Asset Sale Agreement (the “Asset Sale Agreement”), dated December 22, 2003, by and among Coastal Eagle Point Oil Company, Coastal Pipeline Company, and El Paso Merchant Energy—Petroleum Company, as Sellers, and Sunoco, Inc. (R&M) as the Buyer.

2.2	List of Schedules and Exhibits to Asset Sale Agreement omitted from this filing. Registrant hereby undertakes, pursuant to Regulation S-K Item 601(2) to furnish any such schedules and exhibits to the SEC supplementally upon request.

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